Exhibit 5.1

CONSENT OF INDEPENDENT AUDITORS

To the Sponsor, Trustee and Unit Holders of

Tax Exempt Securities Trust, Intermediate Term Trust 61, National Trust 349 (Intermediate/Long Series), National Trust 350, California Trust 203 and Pennsylvania Trust 125:

We consent to the use of our report dated February 27, 2003, included herein and to the reference to our firm under the heading “Auditors” in the Prospectus.

New York, New York

February 27, 2003